UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

CHICO’S FAS, INC.
(Name of Registrant as Specified in Its Charter)

BARINGTON COMPANIES EQUITY PARTNERS, L.P.
BARINGTON COMPANIES INVESTORS, LLC
BARINGTON CAPITAL GROUP, L.P.
LNA CAPITAL CORP.
JAMES A. MITAROTONDA
HILCO, INC.
JOSEPH R. GROMEK
SMS CAPITAL, LLC
THOR ECM LLC
J.M. COHEN LONG-TERM INVESTMENT FUND, L.P.
JANET E. GROVE

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Barington Companies Equity Partners, L.P., together with the other participants named herein (collectively, the “Barington Group”), intends to file a preliminary proxy statement and an accompanying proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of director nominees at the 2016 annual meeting of stockholders of Chico’s FAS, Inc., a Florida corporation.

On May 24, 2016, the Barington Group issued the following press release:

FOR IMMEDIATE RELEASE
May 24, 2016

BARINGTON CAPITAL GROUP ANNOUNCES PROXY CONTEST
TO ELECT TWO DIRECTORS TO THE BOARD OF CHICO’S FAS, INC.

Believes that Chico’s is Significantly Undervalued and Could More than Double its Earnings per Share if More Effectively Managed

New York, NY, May 24, 2016 – Barington Capital Group, L.P. announced today that one of its affiliates has formally notified Chico’s FAS, Inc. (NYSE: CHS) of its intention to seek the election of directors to the Board of Directors of Chico’s at the Company’s 2016 Annual Meeting of Stockholders.  The Annual Meeting, which was initially scheduled to be held on June 16, 2016, has been postponed by the Company until July 21, 2016.

Barington, which has been investing in Chico’s since December 2013 and beneficially owns approximately 1.4% of its outstanding common stock, believes that the Company has failed to create meaningful long-term value for stockholders.  Chico’s common stock is down approximately 77% from its all-time high of $48.90 per share on February 21, 2006, and, as indicated in the table below, has significantly underperformed its peers and the market as a whole over the past one, three, five and ten-year periods:1

	1 Year (5/20/15-5/20/16)	3 Years (5/20/13-5/20/16)	5 Years (5/20/11-5/20/16)	10 Years (5/22/06-5/20/16)
Chico’s	(33.4%)	(40.5%)	(14.5%)	(60.9%)
Peers	(25.2%)	(24.4%)	(3.5%)	29.8%
S&P 500 Apparel Retail Index	(6.0%)	24.0%	106.6%	210.9%
S&P 500 Specialty Retail Index	3.3%	46.3%	140.1%	135.9%
S&P 500 Index	(1.3%)	31.2%	71.5%	101.4%
Russell 2000 Index	(10.2%)	16.1%	43.9%	78.4%

Barington has been communicating privately with the Company since March 2016.  During this time, it has shared its views that the Company should reduce its substantial corporate overhead and significantly decrease its advertising and other SG&A expenses (both of which, as a percentage of sales, are among the highest of its specialty retailer peers).  In an apparent recognition of Barington’s concerns, Chico’s has since taken steps to decentralize its marketing functions and expects to achieve approximately $14 million in annualized cost savings.  While Barington generally supports this action, Barington believes that more significant reductions in marketing expenses are needed and can be accomplished while still growing sales.  Barington further believes that Chico’s should improve execution and corporate strategy at each of its three businesses in order to capitalize on opportunities in the relatively untapped market segment the Company serves.  Finally, it is Barington’s belief that the Company should improve its corporate governance and executive compensation practices in order to better align management and stockholder interests.

To ensure that stockholders are represented by directors with the requisite experience and fiscal discipline to help implement Barington’s recommendations, Barington intends to seek the election of two highly qualified individuals to the Company’s nine-member Board of Directors.  If elected, Barington’s nominees intend to work constructively with the other members of the Chico’s Board to seek to improve the Company’s long-term financial  performance while ensuring that stockholder interests are adequately protected.  Barington is convinced that if the Company were more effectively managed and corporate overhead and SG&A expenses were reduced to levels comparable to its peers, Chico’s could more than double its earnings per share in three years.

Barington’s nominees are:

James A. Mitarotonda – Mr. Mitarotonda, 62, is the Chairman, President and Chief Executive Officer of Barington Capital Group, L.P.  Mr. Mitarotonda is an experienced public company director who has helped numerous public companies improve their long-term financial performance, corporate governance and executive compensation practices.  He is currently a director of A. Schulman, OMNOVA Solutions, Inc., The Eatern Company and Barington/Hilco Acquisition Corp.  He has also served as a director of The Jones Group, Ameron International, Griffon Corporation, Gerber Scientific, Register.com, Inc. and The Pep Boys – Manny, Moe & Jack, among other companies.

Janet E. Grove – Ms. Grove, 65, has over 40 years of retail industry experience.  From 2003 to 2011, she was the Vice Chairman of Macy’s, Inc., a leading department store chain.  She has also served as Chairman and Chief Executive Officer of Macy’s Merchandising Group, where she was responsible for designing, sourcing marketing and merchandising Macy’s private branded products and managing key vendor relationships.

About Barington Capital Group:

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm that was established by James A. Mitarotonda in January 2000. Barington invests in undervalued publicly traded companies that Barington believes can appreciate significantly in value as a result of a change in corporate strategy or improvements in operations, capital allocation or corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term shareholder value.  Barington has substantial experience investing in retail and other consumer-focused companies, with prior investments in Dillard’s, The Children’s Place, The Jones Group, Warnaco, Nautica, Steve Madden, Payless ShoeSource, Stride Rite, Collective Brands, Maxwell Shoe, Avon Products, Lone Star Steakhouse, Darden Restaurants and Harry Winston, among others.

__________________
End Notes:

(1) Source: S&P Capital IQ.  Returns are calculated assuming the reinvestment of dividends.  The Company’s peers, as identified in its 2015 Proxy Statement, include Abercrombie & Fitch Co., American Eagle Outfitters, Inc., Ascena Retail Group, Inc., Caleres, Inc., Coach, Inc., DSW Inc., Express, Inc., The Finish Line, Inc., Foot Locker, Inc., Genesco Inc., Guess?, Inc., L Brands, Inc., The Buckle, Inc., The Children’s Place, Inc., The Gap, Inc. and Urban Outfitters, Inc.  Excludes Aéropostale, Inc. which was delisted by the New York Stock Exchange, and Ann Inc., which was acquired by Ascena in August 2015.

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Barington intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its nominees at the 2016 Annual Meeting of Stockholders of Chico’s FAS, Inc., a Florida corporation.

The following persons are anticipated to be, or may be deemed to be, participants in any such proxy solicitation:  Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Capital Group, L.P., LNA Capital Corp., James A. Mitarotonda, Janet E. Grove, Hilco, Inc., Joseph Gromek, SMS Capital, LLC, Thor ECM LLC and JM Cohen Long-Term Investment Fund, L.P.

BARINGTON STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ SUCH PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION.  SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, STOCKHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT, WHEN FILED, WITHOUT CHARGE, BY CONTACTING BARINGTON’S PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER: (877) 566-1922 OR AT INFO@OKAPIPARTNERS.COM.

As of the close of business on May 24, 2016, Barington Companies Equity Partners, L.P. beneficially owned directly 1,735,129 shares of common stock, $0.01 par value (the “Common Stock”), of the Company, including 850,000 shares of Common Stock underlying certain call options that are exercisable within sixty (60) days hereof. As of the close of business on May 24, 2016, Hilco, Inc. owned directly 51,830 shares of Common Stock. As of the close of business on May 24, 2016, 51,830 shares of Common Stock were held in a certain account managed by Barington Companies Investors, LLC, on behalf of MSF Partners, LLLP (the “MSF Account”). As of the close of business on May 24, 2016, Thor ECM LLC owned directly 22,000 shares of Common Stock. As of the close of business on May 24, 2016, JM Cohen Long-Term Investment Fund, L.P. owned directly 40,000 shares of Common Stock. As of the close of business on May 24, 2016, SMS Capital, LLC owned directly 85,000 shares of Common Stock. As of the close of business on May 24, 2016, Joseph R. Gromek owned directly 41,819 shares of Common Stock. Barington Companies Investors, LLC, as the general partner of Barington Companies Equity Partners, L.P. and the investment advisor to the MSF Account, may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. Barington Capital Group, L.P., as the majority member of Barington Companies Investors, LLC, may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. LNA Capital Corp., as the general partner of Barington Capital Group, L.P., may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. Mr. Mitarotonda, as the sole stockholder and director of LNA Capital Corp., may be deemed the beneficial owner of an aggregate of 1,786,959 shares of Common Stock, consisting of 1,735,129 shares beneficially owned by Barington Companies Equity Partners, L.P. and 51,830 shares held in the MSF Account. Mr. Mitarotonda disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.  As of the close of business on May 24, 2016, Ms. Grove did not beneficially own any shares of Common Stock.